Exhibit B

                                                   EXECUTION COPY

                    AMENDMENT AND RESTATEMENT

     AMENDMENT AND RESTATEMENT, dated as of September 15, 1999 (this "Amendment and Restatement"), to that certain CREDIT AGREEMENT, dated as of September 17, 1998 (the "Existing Agreement"; and as amended by this Amendment and Restatement, the "Amended and Restated Agreement"), among Entergy Corporation, a Delaware corporation (the "Borrower"), certain lenders party thereto (the "Lenders") and Citibank, N.A., as Administrative Agent (the "Administrative Agent").

                      PRELIMINARY STATEMENT

     The Borrower, the Lenders and the Administrative Agent previously entered into the Existing Agreement. The parties hereto now wish to amend the Existing Agreement in its entirety to read as set forth in the Existing Agreement with the amendments set forth below. The parties therefore agree as follows (capitalized terms used but not defined herein having the meanings assigned to such terms in the Existing Agreement):

     SECTION 1. Amendment to Existing Agreement. The Existing Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in  Section  2 hereof, hereby amended as follows:

          (a) The cover page is amended by (i) replacing the name "CITIBANK SECURITIES, INC." with "CITIBANK, N.A.", and (ii) adding the following at the end thereof:

                      THE BANK OF NEW YORK
                      as Syndication Agent

          (b) The definition of "Applicable Margin" in Section 1.01 is amended in its entirety to read as follows:

               " `Applicable Margin' means, for any Eurodollar Rate Advance or any Base Rate Advance, (i) on any date the Utilization Percentage equals or is less than 50% (without giving effect to any Auction Reduction), the Eurodollar Margin or Base Rate Margin interest rate per annum set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4 and Level 5, and
          (ii) on any date the Utilization Percentage exceeds 50% (without giving effect to any Auction Reduction), the Utilized Eurodollar Margin or Utilized Base Rate Margin interest rate per annum set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4 and Level 5, in each case, determined by reference to the Relevant Rating.



                       Level 1       Level 2  Level3  Level 4  Level 5
          S&P          A- or better  BBB+     BBB     BBB-     below BBB-*
          Moody's      and           and      and     and      or
                       A3 or better  Baa1     Baa2    Baa3     below Baa3*

Interest Rate Per Annum

Eurodollar Margin         0.400%     0.500%   0.550%  0.800%   1.750%


Base Rate Margin          0.000%     0.000%   0.000%  0.000%   0.750%


Utilized Eurodollar       0.525%     0.625%   0.675%  1.050%   2.000%
 Margin

Utilized Base Rate        0.000%     0.000%   0.000%  0.050%   1.000%
 Margin
                                                  *or unrated

          Any change in the Applicable Margin will be effective as of the date on which S&P or Moody's, as the case may be, announces the applicable change in any Senior Debt
          Rating."

          (c)  Section 1.01 is amended to include the following definition:

               "`Necessary Approvals' means any governmental and regulatory authorizations and approvals not obtained by or on behalf of the Borrowers and in full force and effect on the date hereof which governmental and regulatory authorizations and approvals are required to be obtained in order for the Borrower to legally and validly incur and pay interest at each and every rate prescribed herein, regardless of the then Relevant Rating."

          (d)  Section 1.01 is amended to include the following definition:

                    "`Relevant Rating' means Senior Debt Ratings of the Significant Subsidiary (other than SERI) having the second lowest Senior Debt Ratings from Moody's and S&P of all Significant Subsidiaries (other than SERI).

          (e) The definition of "Revolving Period" in Section 1.01 is amended in its entirety to read as follows:

               "`Revolving Period' means the period beginning the date hereof and ending on September 13, 2000, or such later date as to which the Lenders may from time to time agree pursuant to Section 2.17."

          (f)  Section 1.01 is amended to include the following definition:

               "`Utilization Percentage' means, as of any time for the determination thereof, the percentage obtained by dividing the aggregate outstanding Advances by the aggregate Commitments then in effect."


          (g) Section   2.04(a)  is  amended  by  replacing  the   pricing
     chart with the following:


                Level 1    Level 2   Level 3  Level 4    Level 5
  S&P        A- or better    BBB+      BBB      BBB-    below BBB-*
                and          and       and      and         or
 Moody's     A3 or better    Baa1      Baa2     Baa3    below Baa3

Rate Per Annum

Facility Fee   0.100%       0.125%    0.150%   0.200%     0.250%
                                                          *or unrated

          (h) Section 2.11 is amended by (i) adding the letter "(a)" before the words "The Borrower may, upon notice" and (ii) adding the following at the end thereof:

               (b) If at any time the Necessary Approvals shall not have been obtained and (i) the Utilization Percentage shall exceed 50% and at such time the Relevant Rating is equal to Baa3 or better but below Baa2 and equal to BBB- or better but below BBB, respectively, then the Borrower shall prepay Contract Advances in an amount sufficient to reduce the Utilization Percentage to 50% or below, together with accrued interest to the date of such prepayment on the principal amount prepaid (provided, however, that the rate of interest on the principal amount prepaid shall not exceed the maximum amount then permitted under applicable regulatory approvals) or (ii) the Relevant Rating is below Baa3 or below BBB-, respectively, or unrated, the Borrower shall prepay all of the outstanding principal amounts of the Contract Advances, together with accrued interest to the date of such prepayment on the principal amount prepaid (provided, however, that the rate of interest on the principal amount prepaid shall not exceed the maximum amount then permitted under applicable regulatory approvals). In the case of any prepayment of a Eurodollar Rate Advance pursuant to this subsection, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such prepayment.

          (i) Section 3.02(a) is amended by adding the following at the end thereof:

               (iii) If the Relevant Rating is equal to Baa3 or better but below Baa2 and equal to BBB- or better but below BBB, respectively, and Necessary Approvals have not been obtained, before and after giving effect to such Contract Borrowing, the Utilization Percentage is 50% or below.

               (iv) If the Relevant Rating is below Baa3 or below BBB-, respectively, or unrated, the Borrower has received all Necessary Approvals to permit payment of interest at the rate applicable to such Contract Borrowing.

          (j) Section 3.03(c) is amended by adding the following at the end thereof:

               (iii)     The Borrower has received all Necessary
          Approvals (if any) to permit payment of interest at the rate or rates applicable to such Auction Advance.

          (k)  Section 5.01(c) is amended by adding the following at the
     end thereof, "(xiii)     Promptly and in any event within two
     Business Days after receipt thereof by the Borrower, copies of each Necessary Approval."

(l) Section 8.07(i) is amended by (i) replacing the words "Majority Lenders" with the words "Administrative Agent" and (ii) deleting the parenthetical, "(provided that, for purposes of this determination by the Majority Lenders, the non-consenting Lender shall not be included in the Lenders holding Contract Advances or having Commitments)".

(m) Section 8.07(j) is amended by (i) replacing the words "Majority Lenders" with the words "Administrative Agent", (ii) deleting the parenthetical, "(provided that, for purposes of this determination by the Majority Lenders, the Lender making a demand for payment or subject to a notification or assertion of illegality shall not be included in the Lenders holding Contract Advances or having Commitments)" and (iii) replacing the words, "this subsection (i)" with the words, "this subsection (j)".

(n) The Commitment of each Lender shall be the amount set forth opposite such Lender's name on the signature pages hereto, or if such Lender shall enter into any Assignment and Acceptance or any Increased Commitment Supplement after the date hereof, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c) of the Credit Agreement, as such Commitment may be reduced pursuant to Section 2.05 or 2.17 of the Credit Agreement.

     SECTION 2.     Conditions of Effectiveness of Amendment  and
Restatement.    This  Amendment  and  Restatement  shall   become
effective as of the date first written above when, and only when, the Administrative Agent shall have received (a) from the Borrower, on behalf of each Lender, the upfront fees payable to each Lender, as described in the Invitation to Offer, dated
August  16,  1999,  from  Citibank,   (b)  counterparts  of  this
Amendment and Restatement, executed by the Borrower and all the Lenders in sufficient quantity for each party to have a fully executed original, (c) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying that attached thereto are true and correct copies of (i) resolutions of the Board of Directors of the Borrower or other corporate approvals required for the due execution, delivery and performance of this
Amendment   and   Restatement  and  (ii)  all  governmental   and
regulatory  authorizations and approvals  required  for  the  due
execution,  delivery  and  performance  of  this  Amendment   and
Restatement and (d) opinions of counsel to the Borrower and to the Administrative Agent substantially in the forms of Exhibits A-1 and A-2, respectively, attached hereto upon which each Lender and the Administrative Agent may rely.

SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants that (a) the representations and warranties contained in Section 4.01 of the Amended and Restated Agreement are true and correct on and as of the date first above written as though made on and as of such date, with each reference therein to "this Agreement", "hereunder", "hereof" and words of like impact referring to the Existing Agreement being deemed to mean and include a reference to this Amendment and Restatement, and (b) no event has occurred and is continuing, or would result from the execution and delivery of this Amendment and Restatement, that constitutes a Prepayment Event or an Event of Default or that would constitute a Prepayment Event or an Event of Default but for the requirement that notice be given or time elapse or both.

SECTION 4. Reference to and Effect on the Existing Agreement. Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Existing Agreement to "this Agreement", "hereunder", "hereof" and each reference in any Note to "the Agreement", "thereunder" or "thereof" or, in either case, to words of like import referring to the Existing Agreement shall mean and be a reference to the Existing Agreement, as amended hereby. Except as specifically amended above, the Existing Agreement and the Notes are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment and Restatement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Existing Agreement or the Notes, nor constitute a waiver of any provision of the Existing Agreement or the Notes.

SECTION 5. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and Restatement, and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of King & Spalding, counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder, and all costs and expenses (including, without limitation, reasonable counsel fees and expenses), if any, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and Restatement. In addition, the Borrower agrees to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and Restatement, and the other instruments and documents to be delivered hereunder, and agree to save the Lenders and the Administrative Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

SECTION 6. Execution in Counterparts. This Amendment and Restatement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 7. Governing Law. This Amendment and Restatement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         ENTERGY CORPORATION



                         By:_______________________________
                             Name:
                             Title:


Commitment               CITIBANK, N.A., as  Administrative
                          Agent and a Lender

$30,000,000

                         By:_______________________________
                             Name:
                             Title:


                         Banks

Commitment               ABN AMRO BANK N.V.

$25,000,000

                         By:
                            Name:
                            Title:



                         By:
                            Name:
                            Title:



Commitment               THE BANK OF NEW YORK

$25,000,000

                         By:
                            Name:
                            Title:



Commitment               THE BANK OF NOVA SCOTIA

$20,000,000

                         By:
                            Name:
                            Title:


Commitment               BANK ONE, NA

$20,000,000

                         By:
                            Name:
                            Title:



Commitment               BANQUE NATIONALE DE PARIS

$15,000,000

                         By:
                            Name:
                            Title:



Commitment               THE CHASE MANHATTAN BANK

$20,000,000

                         By:
                            Name:
                            Title:



Commitment               CREDIT AGRICOLE INDOSUEZ

$15,000,000

                         By:
                            Name:
                            Title:



                         By:
                            Name:
                            Title:

Commitment               MELLON BANK, N.A.

$15,000,000

                         By:
                            Name:
                            Title:



Commitment               THE ROYAL BANK OF SCOTLAND PLC

$15,000,000

                         By:
                            Name:
                            Title:



Commitment               UBS AG, STAMFORD BRANCH

$15,000,000

                         By:
                            Name:
                            Title:



                         By:
                            Name:
                            Title:


Commitment               UNION BANK OF CALIFORNIA, N.A.

$15,000,000

                         By:
                            Name:
                            Title:

Commitment               WESTDEUTSCHE LANDESBANK GIROZENTRALE

$20,000,000

                         By:
                            Name:
                            Title:

                           EXHIBIT A-1

                       FORM OF OPINION OF
                     COUNSEL FOR THE BORROWER

           [Date]

To each of the Lenders parties to the
  Amended and Restated Agreement referred to below, and to Citibank, N.A., as Administrative Agent

                       Entergy Corporation

Ladies and Gentlemen:

     I have acted as counsel to Entergy Corporation, a Delaware corporation (the "Borrower"), in connection with the preparation, execution and delivery of the Amendment and Restatement, dated as of September 15, 1999 (the "Amendment and Restatement"), to that certain Credit Agreement, dated as of September 17, 1998 (the "Existing Agreement"; and as amended by the Amendment and Restatement, the "Amended and Restated Agreement"), by and among the Borrower, the Lenders parties thereto and Citibank, N.A., as Administrative Agent. This opinion is furnished to you at the request of the Borrower pursuant to Section 2 of the Amendment and Restatement. Unless otherwise defined herein or unless the context otherwise requires, terms defined in the Amended and Restated Agreement are used herein as therein defined.

     In such capacity, I have examined:

          (i)  the Existing Agreement;

          (ii) the Amendment and Restatement;

(iii) the Certificate of Incorporation of the Borrower and all amendments thereto (the "Charter"); the by-laws of the Borrower and all amendments thereto (the "ByLaws");

(iv) a certificate of the Secretary of State of the State of Delaware, dated September __, 1999, attesting to the continued corporate existence and good standing of the Borrower in that State; and

(v) a copy of the Order, dated February 26, 1997, of the Securities and Exchange Commission (File No. 70-8903) under the
Public Utility Holding Company Act of 1935 (the "SEC Order").

I have also examined such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. In making my examination of documents and instruments executed or to be executed by persons other than the Borrower, I have assumed that each such other person had the requisite power and authority to enter into and perform fully its obligations thereunder, the due authorization by each such other person for the execution, delivery and performance thereof and the due execution and delivery thereof by or on behalf of such person of each such document and instrument. In the case of any such person that is not a natural person, I have also assumed, insofar as it is relevant to the opinions set forth below, that each such other person is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was created, and is duly qualified and in good standing in each other jurisdiction where the failure to be so qualified could reasonably be expected to have a material effect upon its ability to execute, deliver and/or perform its obligations under any such document or instrument. I have further assumed that each document, instrument, agreement, record and certificate reviewed by me for purposes of rendering the opinions expressed below has not been amended by any oral agreement, conduct or course of dealing between the parties thereto.

     As to questions of fact material to the opinions expressed herein, I have relied upon certificates and representations of officers of the Borrower (including but not limited to those contained in the Amendment and Restatement and certificates delivered upon the execution and delivery of the Amendment and Restatement) and of appropriate public officials, without independent verification of such matters except as otherwise described herein.

     Whenever my opinions herein with respect to the existence or absence of facts are stated to be to my knowledge or awareness, it is intended to signify that no information has come to my attention or the attention of other counsel working under my direction in connection with the preparation of this opinion letter that would give me or them actual knowledge of the existence  or  absence  of such facts.  However,  except  to  the extent expressly set forth herein, neither I nor they have undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to my or their knowledge of the existence or absence of such facts should be assumed.

     On the basis of the foregoing, having regard for such legal consideration as I deem relevant, and subject to the other limitations and qualifications contained in this letter, I am of the opinion that:

          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification.

(b) The execution, delivery and performance by the Borrower of the Amendment and Restatement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Charter or the Bylaws or
(ii) law or (iii) any contractual or legal restriction binding on or affecting the Borrower. The Amendment and Restatement has been duly executed and delivered on behalf of the Borrower.

(c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, except for the SEC Order, which has been obtained, is final and in full force and effect, and is not the subject of any appeal.

(d) Except as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and in the Borrower's Quarterly Report on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999, respectively, there is no pending or, to the best of my knowledge, threatened action or proceeding affecting the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator that reasonably could be expected to affect materially and adversely the condition (financial or otherwise), operations, business, properties or prospects of the Borrower or its ability to perform its obligations under the Amended and Restated Agreement or any Note, or that purports to affect the legality, validity, binding effect or enforceability of the Amended and Restated Agreement or any Note. To the best of my knowledge, after inquiry, there has been no change in any matter disclosed in such filings that reasonably could be expected to result in such a material adverse effect.

(e) The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

(f)  The Amendment and Restatement and the Amended and Restated
Agreement constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     My   opinions   above   are   subject   to   the   following
qualifications:

          (i)  My opinions are subject, as to enforceability,  to
     (A) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors rights generally and (B) the application of general principles of equity, including but not limited to the right to have specific performance of contract obligations, regardless of whether considered in a proceeding in equity or at law.

          (ii) My opinion in paragraph (a) above, insofar as it relates to the due incorporation, valid existence and good standing of the Borrower under Delaware law, is given exclusively in reliance upon a certification of the Secretary of State of Delaware, upon which I believe I am justified in relying. A copy of such certification has been provided to you.

(iii) My opinion set forth in paragraph (c) above as to the obtaining of necessary governmental and regulatory approvals is based solely upon a review of those laws that, in my experience, are normally applicable to the Borrower in connection with transactions of the type contemplated by the Amendment and Restatement.

(iv) My opinion in paragraph (f) above as to the legality, validity, binding nature and enforceability of the Amendment and Restatement and the Amended and Restated Agreement is given in reliance upon a legal opinion of even date herewith of Thelen Reid & Priest, LLP, New York counsel to the Borrower, and is subject to the assumptions, limitations and qualifications contained therein. A copy of the legal opinion of Thelen Reid & Priest, LLP, is being provided to you contemporaneously herewith.

Notwithstanding  the qualifications set forth above,  I  have  no
actual  knowledge  of  any  matter  within  the  scope  of   said
qualifications that would cause me to change the opinions set forth in this letter.

     I am licensed to practice law only in the States of Louisiana and Mississippi and, except as otherwise provided herein, my role as counsel to the Company is limited to matters involving the laws of the State of Louisiana and the federal laws of the United States of America. Except to the extent otherwise expressly set forth herein, and except with respect to matters governed by the General Corporation Law of Delaware, I render no opinion on the laws of any other jurisdiction or any subdivision thereof, and have made no independent investigation into any such laws except as specifically provided herein.

     My opinions are expressed as of the date hereof, and I do not assume any obligation to update or supplement my opinions to reflect any fact or circumstance that hereafter comes to my attention, or any change in law that hereafter occurs.

     This opinion letter is being provided exclusively to and for the benefit of the addressees hereof. It is not to be furnished to or relied upon by any other party for any other purpose, without prior express written authorization from us, except that
(A) Thelen Reid & Priest may rely hereon in connection with their opinion to you of even date herewith on behalf of the Borrower as to matters of New York law, (B) King & Spalding hereby is authorized to rely on this letter in the rendering of their opinion to the Lenders dated as of the date hereof; and any addressee of this letter may deliver a copy hereof to any person that becomes a Lender under the Amended and Restated Agreement after the date hereof, and such person may rely on this opinion as if it had been addressed and delivered to it on the date hereof as an original Bank that was a party to the Amended and Restated Agreement.


                         Very truly yours,



                         Ann G. Roy

                           EXHIBIT A-2

                   OPINION OF SPECIAL NEW YORK
                      COUNSEL TO THE AGENT




                             [Date]


To each of the Lenders parties to the
  Amended and Restated Agreement referred to below, and to Citibank, N.A., as Administrative Agent


Re:  Entergy Corporation

Ladies and Gentlemen:

     We have acted as special New York counsel to Citibank, N.A., individually and as Administrative Agent, in connection with the preparation, execution and delivery of the Amendment and Restatement, dated as of September 15, 1999 (the "Amendment and Restatement"), to that certain Credit Agreement, dated as of September 17, 1998 (the "Existing Agreement"; and as amended by the Amendment and Restatement, the "Amended and Restated Agreement"), by and among Entergy Corporation (the "Borrower"), the Lenders parties thereto and Citibank, N.A., as Administrative Agent. This opinion is furnished to you pursuant to Section 2 of the Amendment and Restatement. Unless otherwise defined herein or unless the context otherwise requires, terms defined in the Amended and Restated Agreement are used herein as therein defined.

     In   this   connection,  we  have  examined  the   following
documents:

          1.   the Existing Agreement;

2. a counterpart of the Amendment and Restatement, executed by the parties thereto;

3. the other documents furnished to the Administrative Agent pursuant to Section 2 of the Amendment and Restatement, including
(without limitation) the opinion (the "Opinion") of Ann G. Roy, counsel to the Borrower.

     In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that you have independently evaluated, and are satisfied with, the creditworthiness of the Borrower and the business terms reflected in the Amended and Restated Agreement. We have relied, as to factual matters, on the documents we have examined.

     To the extent that our opinion expressed below involves conclusions as to matters governed by law other than the law of the State of New York, we have relied upon the Opinion and have assumed without independent investigation the correctness of the matters set forth therein, our opinion expressed below being subject to the assumptions, qualifications and limitations set forth in the Opinion.

     Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Amendment and Restatement and the Amended and Restated Agreement are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     Our opinion is subject to the following qualifications:

          (a) The enforceability of the Borrower's obligations under the Amendment and Restatement and the Amended and Restated Agreement is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights generally.

          (b) The enforceability of the Borrower's obligations under the Amendment and Restatement and the Amended and Restated Agreement is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants.

(c) We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties is determined to have constituted negligence.

(d) We express no opinion herein as to (A) Section 8.05 of the Amended and Restated Agreement, (B) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (C) the availability of specific performance or other equitable remedies, (D) the enforceability of rights to indemnity under federal or state securities laws or (E) the enforceability of waivers by parties of their respective rights and remedies under law.

(e) Our opinions expressed above are limited to the law of the State of New York, and we do not express any opinion herein concerning any other law.

     The foregoing opinion is solely for your benefit and may not be relied upon by any other person or entity, other than any Person that may become a Lender under the Amended and Restated
Agreement after the date hereof.

                         Very truly yours,








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